UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 03, 2024

GRIID Infrastructure Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39872	85-3477678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2577 Duck Creek Road
Cincinnati, Ohio		45212
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 513 268-6185

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRDI	Nasdaq Global Market
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	GRDI-W	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 3, 2024, GRIID Infrastructure Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the listing of its common stock, par value $0.0001 per share (the “common stock”), was not in compliance with Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”) for continued listing on the Nasdaq Global Market, as the minimum bid price of the Company’s common stock was less than $1.00 per share for the previous 30 consecutive business days. Under Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until April 1, 2025, to regain compliance with the rule referred to in this paragraph. To regain compliance with the Bid Price Rule during this 180-day compliance period, the Company’s minimum bid price of listed securities must close at $1.00 per share or more for a minimum of 10 consecutive business days. The notice has no present impact on the listing of the Company’s securities on the Nasdaq Global Market.

If the Company does not regain compliance with the Bid Price Rule prior to the expiration of the 180-day compliance period, the Company may be eligible for additional time to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(ii) by transferring to the Nasdaq Capital Market. To qualify, the Company would need to submit a Transfer Application and an application fee. In addition, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except the minimum bid price requirement. In addition, the Company would need to provide written notice to Nasdaq of its intention to cure the minimum bid price deficiency during the second compliance period by effecting a reverse stock split, if necessary. As part of its review process, the Nasdaq staff will determine whether it believes the Company will be able to cure this deficiency. Should the Nasdaq staff conclude that the Company will not be able to cure the deficiency, or should the Company determine not to submit a Transfer Application or make the required representation, the Nasdaq staff will provide notice that the Company’s common stock will be subject to delisting.

If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. At such time, the Company may appeal the delisting determination to a Hearings Panel.

The Company intends to actively monitor the minimum bid price of its common stock and, as appropriate, will consider available options to resolve the deficiencies and regain compliance with the Bid Price Rule, including applying to transfer to the Nasdaq Capital Market or effecting a reverse stock split.

There can be no assurance that the Company will be successful in maintaining the listing of its common stock on the Nasdaq Global Market, or, if transferred, on the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIID INFRASTRUCTURE INC.

Date:	October 7, 2024	By:	/s/ Allan J. Wallander
Allan J. Wallander Chief Financial Officer